Exhibit 99.1

THIRD AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT

(formerly called, EPCO AGREEMENT)

by and among

EPCO, INC.
(formerly known as Enterprise Products Company)

ENTERPRISE GP HOLDINGS L.P.

EPE HOLDINGS, LLC

ENTERPRISE PRODUCTS PARTNERS L.P.

ENTERPRISE PRODUCTS OPERATING L.P.

ENTERPRISE PRODUCTS GP, LLC

ENTERPRISE PRODUCTS OLPGP, INC.

TEPPCO PARTNERS, L.P.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

TEPPCO MIDSTREAM COMPANIES, L.P.

TCTM, L.P.

and

TEPPCO GP, INC.

TABLE OF CONTENTS

ARTICLE 1: DEFINITIONS

1.1	Definitions
1.2	Construction

ARTICLE 2: SERVICES

2.1	EPCO Services; Term
2.2	EPCO Compensation
2.3	Dispute Regarding Services or Calculation of Costs
2.4	Invoices
2.5	Disputes; Default
2.6	Input Regarding EPCO Services
2.7	Limitation Regarding EPCO Services
2.8	Representations Regarding Use of Services
2.9	Warranties; Limitation of Liability
2.10	Force Majeure
2.11	Affiliates

ARTICLE 3: USE OF NAME AND MARK

3.1	Grant of License
3.2	Reimbursement of Costs

ARTICLE 4: EPCO’S INDEMNIFICATION FOR EXCLUDED LIABILITIES

4.1	Indemnification
4.2	Indemnification Procedures

ARTICLE 5: OTHER AGREEMENTS

5.1	Insurance Matters
5.2	Sublease of Equipment
5.3	EPCO’s Employees
5.4	Business Opportunities
5.5	Adoption of Policies and Procedures

ARTICLE 6: MISCELLANEOUS

6.1	Choice of Law; Submission to Jurisdiction
6.2	Notices
6.3	Entire Agreement; Supersedure
6.4	Effect of Waiver of Consent
6.5	Amendment or Modification
6.6	Assignment
6.7	Counterparts

i

6.8	Severability
6.9	Further Assurances
6.10	Withholding or Granting of Consent
6.11	U.S. Currency
6.12	Laws and Regulations
6.13	Negation of Rights of Third Parties

Exhibit A	Defined Terms
Exhibit B	Conflicts Policies and Procedures

ii

THIRD AMENDED AND RESTATED
ADMINISTRATIVE SERVICES AGREEMENT

THIS THIRD AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is entered into this 15th day of August, 2005, but effective as of February 24, 2005 (the “Effective Date”), by and among EPCO, Inc., a Texas corporation, formerly known as Enterprise Products Company, (“EPCO”), Enterprise GP Holdings L.P., a Delaware limited partnership (“EPE”), EPE Holdings, LLC, a Delaware limited liability company (“EPE GP”), Enterprise Products Partners L.P., a Delaware limited partnership (“EPD”), Enterprise Products Operating L.P., a Delaware limited partnership (“EPD OLP”), Enterprise Products GP, LLC, a Delaware limited liability company (“EPD GP”), Enterprise Products OLPGP, Inc., a Delaware corporation (“EPD OLPGP”), TEPPCO Partners, L.P., a Delaware limited partnership (“TPP”), Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (“TPP GP”), TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (“TE LP”), TEPPCO Midstream Companies, L.P., a Delaware limited partnership (“TEPPCO Midstream”), TCTM, L.P., a Delaware limited partnership (“TCTM”), and TEPPCO GP, Inc., a Delaware corporation (“TEPPCO Inc.”).

R E C I T A L S

The purpose of this Agreement is to amend and restate, in its entirety, that certain Second Amended and Restated Administrative Services Agreement (the “Second Amendment”), effective as of October 1, 2004, among certain of the Parties hereto.

The Parties hereto (other than EPE, EPE GP, EPD OLPGP, TPP, TPP GP, TE LP, TEPPCO Midstream, TCTM and TEPPCO Inc.) originally entered into that certain EPCO Agreement, dated as of July 31, 1998, in connection with the initial public offering of EPD units, pursuant to which EPCO and its Affiliates (other than the EPD Partnership Entities) agreed to provide certain operational and financial support to the EPD Partnership Entities.

Effective as of December 10, 2003, EPD OLPGP succeeded EPD GP as the general partner of EPD OLP.

Effective as of January 1, 2004, the Parties hereto (other than EPE, EPE GP, TPP, TPP GP, TE LP, TEPPCO Midstream, TCTM and TEPPCO Inc.) amended and restated the EPCO Agreement pursuant to the First Amended and Restated Administrative Services Agreement (the “First Amendment”), (i) to reduce the operational and financial support provided by the EPCO Group to the EPD Partnership Entities, (ii) to change the manner in which the EPD Partnership Entities were charged for certain administrative, management, and operating services provided by EPCO, from a fixed fee to allocating the cost of such services to the EPD Partnership Entities on a pro rata basis, (iii) to assign certain contract rights, initially retained by EPCO, but which related to assets owned by the EPD Partnership Entities to the EPD Partnership Entities, and (iv) to reflect certain other understandings between the EPCO Group and the EPD Partnership Entities.

Effective as of June 21, 2004, EPCO assigned the Name and the Mark to EPD GP, and effective as of October 1, 2004, Enterprise GP assigned the Name and Mark to EPD OLP.

Effective October 1, 2004, the Parties hereto (other than EPE, EPE GP, TPP, TPP GP, TE LP, TEPPCO Midstream, TCTM and TEPPCO Inc.) amended and restated the First Amendment to evidence, among other matters the terms and conditions upon which (i) the EPCO Group would provide certain services to the EPD Partnership Entities, (ii) EPD OLP would license the use of the Name and the Mark to EPCO and (iii) EPCO would provide indemnification to the EPD Partnership Entities for certain matters.

On February 24, 2005, an Affiliate of EPCO acquired TPP GP.  Effective February 24, 2005, the Parties to the Second Amendment executed Amendment No. 1 to the Second Amendment to exclude the TPP Partnership Entities from the definition of EPCO Group and exclude such entities from the business opportunity agreements set forth in the Second Amendment.

On April 26, 2005, EPE filed a registration statement on Form S-1 and is in the process of completing the initial public offering of its units.

The Parties hereto desire, by their execution of this Agreement, to evidence the terms and conditions pursuant to which (i) the EPCO Group will provide certain services to the EPE Partnership Entities, (ii) the EPCO Group will provide certain services to the TPP Partnership Entities and (iii) a variety of additional matters will be handled among the EPCO Group, the EPE Partnership Entities, the EPD Partnership Entities and the TPP Partnership Entities.

A G R E E M E N T S

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1: DEFINITIONS

1.1          Definitions.  The definitions listed on Exhibit A shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

1.2          Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” or words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof”, “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE 2:  SERVICES

2.1          EPCO Services; Term.  During the period beginning on the Effective Date and ending on December 31, 2010, subject to the terms of this Article 2 and Exhibit B to this Agreement and in exchange for the reimbursement described in Section 2.2, EPCO hereby agrees to provide the Partnership Entities with such selling, general and administrative services and such management and operating services as may be necessary to manage and operate the business, properties and assets of the Partnership Entities in accordance with Prudent Industry Practices; it being understood and agreed by the Parties that in connection with the provision of such services, EPCO shall employ or otherwise retain the services of such personnel as may be necessary to cause the business, properties and assets of the Partnership Entities to be so managed and operated (individually, an “EPCO Service” and, collectively, the “EPCO Services”).

2.2          EPCO Compensation.   As compensation for the provision by EPCO of the EPCO Services to each of the Partnership Entities, EPCO shall be entitled to receive, and each of the Partnership Entities agrees to pay to EPCO, without duplication, an amount equal to the sum of all costs and expenses (direct or indirect) incurred by EPCO which are directly or indirectly related to the business or activities of such Partnership Entity (including, without limitation, expenses, direct or indirect, reasonably allocated to such Partnership Entity by EPCO).  In addition, each of the Partnership Entities shall pay all sales, use, excise, value added or similar taxes, if any, that may be applicable from time to time in respect of the EPCO Services provided to such Partnership Entity by EPCO.  The aggregate amount payable by the Partnership Entities to EPCO pursuant to this Section 2.2 with respect to a given period of time shall be referred to herein as such entity’s “Administrative Services Fee”.  It is the intention of the Parties that, with the exception of Article V and the Retained Leases (as hereinafter defined) in the case of the EPD Partnership Entities, the Administrative Services Fee with respect to the Partnership Entities represents fair and reasonable compensation to EPCO for the Partnership Entities’ allocable share of all general and administrative expenses, capital expenses and other costs for Shared Services borne or performed by EPCO, or any of the other members of the EPCO Group, for the benefit of any Partnership Entity.

2.3          Dispute Regarding Services or Calculation of Costs.  Should there be a dispute over the nature or quality of the EPCO Services, or the calculation and allocation of any Administrative Services Fee, relating to any of the EPCO Services, EPCO and the applicable Partnership Entity or Entities shall first attempt to resolve such dispute, acting diligently and in good faith, using the past practices of such Parties and documentary evidence of costs as guidelines for such resolution.  If EPCO and the applicable Partnership Entity or Entities are unable to resolve any such dispute within thirty days, or such additional time as may be reasonable under the circumstances, the dispute shall be referred to the Audit and Conflicts Committee of EPE GP, EPD GP or TPP GP, as applicable.  EPCO shall provide to each of the Partnership Entities a quarterly statement indicating the total EPCO costs and expenses allocated to all of the Partnership Entities and a detailed statement of the EPCO costs and expenses that are allocated to the particular group of Partnership Entities and representative of such Partnership Entities’ Administrative Service Fee (including an explanation of such allocation, which shall generally be consistent from period to period); provided that one group of Partnership Entities will not receive the allocation for another group of Partnership Entities (e.g., the EPD Partnership Entities will not receive the detailed statement of the TPP Partnership Entities’ costs and expenses, and vice-versa).  The Parties agree that the applicable Audit and Conflicts Committee shall have the authority to settle any such dispute, in its sole discretion, recognizing that it is the intent of all Parties that all shared expenses or services be allocated among the EPCO Group and the applicable Partnership Entity or Entities on a fair and reasonable basis.

2.4          Invoices.  EPCO shall invoice the applicable Billing Agent on or before the last day of each month for the estimated Administrative Services Fee for the next succeeding month, plus or minus any adjustment necessary to correct prior estimated billings to actual billings.  All invoices shall be due and payable on the last day of the month which the invoice covers.  Upon request from the applicable Billing Agent, EPCO shall furnish in reasonable detail a description of the EPCO Services performed for the corresponding Partnership Entity or Entities during any month or other relevant period.

2.5          Disputes; Default.  Notwithstanding any provision of this Article 2 to the contrary, should the applicable Billing Agent fail to pay EPCO, when due, any amounts owing in respect of the applicable EPCO Services, except as set forth in the third succeeding sentence, upon 30 days’ notice, EPCO may terminate this Article 2 as to those EPCO Services that relate to the unpaid portion of the invoice.  Should there be a dispute as to the propriety of invoiced amounts, the applicable Billing Agent shall pay all undisputed amounts on each invoice, but shall be entitled to withhold payment of any amount in dispute and shall promptly notify EPCO of such disputed amount.  EPCO shall promptly provide the applicable Billing Agent with records relating to the disputed amount so as to enable EPCO and the applicable Partnership Entities to resolve the dispute.  So long as such parties are attempting in good faith to resolve the dispute, EPCO shall not be entitled to terminate the EPCO Services that relate to the disputed amount.

2.6          Input Regarding EPCO Services.  Subject to the Conflicts Policies and Procedures attached as Exhibit B, any records, information or other input from the Partnership Entities that is necessary for EPCO to perform any EPCO Services shall be submitted, upon EPCO’s written request therefor, to EPCO by such Partnership Entities.  If the Partnership Entities fail to supply such records, information or other input to EPCO and such failure renders EPCO’s performance of any EPCO Services unreasonably difficult, in EPCO’s reasonable judgment, EPCO, upon reasonable notice to the applicable Partnership Entity, may refuse to perform such EPCO Services until such records, information or other input is supplied.

2.7          Limitation Regarding EPCO Services.  The Partnership Entities acknowledge that EPCO shall only be required to perform and provide (i) those EPCO Services with respect to the business of such Partnership Entities as operated on the Effective Date in the case of the EPD Partnership Entities and the TPP Partnership Entities, and as of the closing date of EPE’s initial public offering, in the case of the EPE Partnership Entities, and (ii) such additional EPCO Services as may be mutually agreed orally or in writing by EPCO and the Partnership Entities, which agreement regarding additional or fewer EPCO Services shall reflect an appropriate adjustment to the applicable Administrative Services Fee.  EPCO shall not be required to perform any EPCO Services hereunder for the benefit of any Person other than the Partnership Entities.

2.8          Representations Regarding Use of Services.  The Partnership Entities represent and agree that they will use the EPCO Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with the reasonable conditions, rules, regulations, and specifications that may be set forth in any manuals, materials, documents, or instructions furnished from time to time by EPCO to such Partnership Entities.  EPCO reserves the right to take all actions, including, without limitation, termination of any portion of the EPCO

Services for any Partnership Entity that it reasonably believes is required to be terminated in order to assure compliance with applicable laws and regulations.

2.9          Warranties; Limitation of Liability.  The EPCO Services shall be provided in accordance with the Services Standard.  EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE, EPCO MAKES NO (AND HEREBY DISCLAIMS AND NEGATES ANY AND ALL) WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE EPCO SERVICES.  IN NO EVENT SHALL EPCO OR ANY OF ITS AFFILIATES BE LIABLE TO ANY OF THE PERSONS RECEIVING ANY EPCO SERVICES OR TO ANY OTHER PERSON FOR ANY EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES RESULTING FROM ANY ERROR IN THE PERFORMANCE OF SUCH SERVICE, REGARDLESS OF WHETHER THE PERSON PROVIDING SUCH SERVICE, ITS AFFILIATES, OR OTHERS MAY BE WHOLLY, CONCURRENTLY, PARTIALLY, OR SOLELY NEGLIGENT OR OTHERWISE AT FAULT, EXCEPT TO THE EXTENT SUCH EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES ARE PAID BY THE PARTY INCURRING SUCH DAMAGES TO A THIRD PARTY.

2.10        Force Majeure.  EPCO shall have no obligation to perform the EPCO Services if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment, or any other cause or circumstance, whether similar or dissimilar to the foregoing causes or circumstances, beyond the reasonable control of EPCO.

2.11        Affiliates.  At its election, EPCO may cause one or more of its Affiliates or third party contractors reasonably acceptable to the Party receiving any EPCO Services to provide such EPCO Services; provided, however, EPCO shall remain responsible for the provision of such EPCO Service in accordance with this Agreement.

ARTICLE 3:  USE OF NAME AND MARK

3.1          Grant of License.  Effective as of October 1, 2004, EPD OLP has granted EPCO a worldwide royalty-free, five year right and license to use the Name and Mark pursuant to the License Agreement.

3.2          Reimbursement of Costs.  EPD OLP shall reimburse EPCO for the cost of removing the Name and Mark from EPCO’s trucks in order to meet the schedule for removal of all Names and Marks on or before the end of the term of the License Agreement.

ARTICLE 4:  EPCO’S INDEMNIFICATION FOR EXCLUDED LIABILITIES

4.1          Indemnification.  From and after the date hereof and subject to the remaining provisions of this Article 4, EPCO shall indemnify, defend and hold harmless the Partnership Entities from and against any loss, cost, claim, liability, prepayment or similar penalty, damage, expense, attorneys fees, judgment, award or settlement of any kind or nature whatsoever (other than out-of-pocket costs and expenses incurred by the Partnership Entities in connection with the discharge of their obligations pursuant to Section 4.2(b)) (collectively, “Losses”) incurred by the Partnership Entities in connection with the Excluded Liabilities; provided, however, in no event shall such indemnification obligation, or the term “Losses,” cover or include exemplary, punitive, special, consequential, indirect, or incidental damages or lost profits suffered by the Partnership Entities in connection with the Excluded Liabilities, except to the extent such exemplary, punitive, special, consequential, indirect or incidental damages or lost profits are actually paid by any Partnership Entity to a third party.

4.2          Indemnification Procedures.

(a)      EPCO shall have the right to control all aspects of the defense of any claims (and any counterclaims) related to the Excluded Liabilities, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the applicable Partnership Entities unless (i) it includes a full release of the applicable Partnership Entities from such matter or issues, as the case may be or (ii) following such settlement there is no realistic scenario under which the applicable Partnership Entities could be held liable for such matter or issues.

(b)      The Partnership Entities agree, at their own cost and expense, to cooperate fully with EPCO with respect to all aspects of the defense of any claims related to the Excluded Liabilities, including, without limitation, the prompt furnishing to EPCO of any correspondence or other notice relating thereto that the applicable Partnership Entities may receive, permitting the names of the applicable Partnership Entities to be utilized in connection with such defense and the making available to EPCO of any files, records or other information of the applicable Partnership Entities that EPCO considers relevant to such defense; provided, however, that in connection therewith EPCO agrees to use reasonable efforts to minimize the impact thereof on the operations of such Partnership Entities.  In no event shall the obligation of the applicable Partnership Entities to cooperate with EPCO as set forth in the immediately preceding sentence be construed as imposing upon the applicable Partnership Entities an obligation to hire and pay for counsel in connection with the defense of any claims related to the Excluded Liabilities.

ARTICLE 5:  OTHER AGREEMENTS

5.1          Insurance Matters.  EPCO hereby agrees to cause the Partnership Entities to be named as additional insureds in EPCO’s insurance program, as in effect from time to time.  Subject to Section 2.5, each of the Partnership Entities shall be allocated, and pay for, such insurance coverage in an amount equal to EPCO’s cost of insuring the assets and operations of such partnership entities.

5.2          Sublease of Equipment.  Effective June 1, 1998, EPCO and EPD OLP entered into one or more Sublease Agreements (the “Sublease Agreements”), pursuant to which EPCO agreed to sublease to EPD OLP the equipment covered by the Retained Leases.  EPCO has assigned to EPD OLP all options held by EPCO to purchase any and all equipment subject to the Sublease Agreements and the Retained Leases.

5.3     EPCO’s Employees.

(a)      The obligation of each Billing Agent to pay the Administrative Services Fee shall, as such obligation relates to EPCO’s expenses incurred to compensate its employees providing the EPCO Services, reimburse EPCO for the appropriate pro rata cost of such employees’ salaries, wages, bonuses, benefits, social security and other taxes, workers compensation insurance, retirement and insurance benefits, training, and other direct and indirect costs of such employee fringe benefits.  The applicable Billing Agent shall not be obligated to pay any amount directly to EPCO’s employees; provided, however, if EPCO ever fails to pay any employee providing EPCO Services within 30 days following the date such employee’s payment is due:

(i)       the applicable Billing Agent or any Affiliate may (w) pay such employee directly, (x) employ such employee directly, (y) notify EPCO and begin to pay all employees providing EPCO Services directly, or (z) notify EPCO that the portion of this Agreement relating to the EPCO Services is terminated and employ directly any or all of such employees, or employ such other individuals as the applicable Billing Agent and its Affiliates may choose in their sole discretion, and

(ii)      EPCO shall reimburse the applicable Billing Agent for any amount that such Billing Agent or its Affiliate paid to EPCO, for EPCO’s employees providing the EPCO Services, that EPCO did not pay to, or on behalf of, such employees.

(b)      Notwithstanding anything in Section 5.3(a) to the contrary, the applicable Billing Agent, shall have the right, at any time upon at least 90 days notice to EPCO, to terminate the portion of this Agreement relating to the EPCO Services and to employ any or all of EPCO’s employees providing the EPCO Services directly, or employ such other individuals as the applicable Billing Agent or its Affiliates may choose in its sole discretion.

5.4     Business Opportunities.

(a)      If any member of the EPCO Group, the EPE Partnership Entities or the EPD Partnership Entities (the “Business Opportunity Parties”) is offered by a third party, or discovers an opportunity to acquire from a third party, Equity Securities (an “Equity Business Opportunity”), the Business Opportunity Party that is offered or discovers such Equity Business Opportunity shall promptly advise the Board of Directors of EPE GP and present such Equity Business Opportunity to EPE.  EPE shall be presumed to desire to acquire the Equity Securities until such time as EPE GP advises the EPCO Group and EPD GP (on behalf of the EPD Partnership Entities) that EPE has abandoned the pursuit of such Equity Business Opportunity. In the event that the purchase price of the Equity Securities is reasonably likely to exceed $100 million, any decision to decline the Equity Business Opportunity shall be made by the Chief Executive Officer of EPE GP after consultation with and subject to the approval of its Audit and Conflicts Committee. If the purchase price is reasonably likely to be less than $100 million, the Chief Executive Officer of EPE GP may make the determination to decline the Equity Business Opportunity without consulting the Audit and Conflicts Committee of EPE GP. In the event that EPE abandons the Equity Business Opportunity and so notifies the EPCO Group and EPD GP (on behalf of the EPD Partnership Entities), EPD shall have the second right to the pursue such Equity Business Opportunity. EPD shall be presumed to desire to acquire the equity securities until such time as EPD GP advises the EPCO Group that EPD has abandoned the pursuit of such Equity Business Opportunity. In determining whether or not to pursue the Equity Business Opportunity, EPD will follow the same procedures applicable to EPE, as described above but utilizing EPD GP’s Chief Executive Officer and Audit and Conflicts Committee. In the event that EPD abandons the Equity Business Opportunity and so notifies the EPCO Group, the EPCO Group may either pursue the Equity Business Opportunity or offer the Equity Business Opportunity to EPCO Holdings Inc., a Delaware corporation (“EPCO Holdings”) or the TPP Partnership Entities, in either case, without any further obligation to the Business Opportunity Parties.

(b)      If any Business Opportunity Party is offered by a third party, or discovers a business opportunity not covered by Section 5.4(a) (a “Non-Equity Securities Opportunity”), the Business Opportunity Party that is offered or discovers such Non-Equity Securities Opportunity shall promptly advise the Board of Directors of EPD GP and present such Non-Equity Securities Opportunity to EPD.  EPD shall be presumed to desire to pursue the Non-Equity Securities Opportunity until such time as EPD GP advises the EPCO Group and EPE GP (on behalf of the EPE Partnership Entities) that EPD has abandoned the pursuit of such Non-Equity Securities Opportunity. In the event that the purchase price of the Non-Equity Securities Opportunity is reasonably likely to exceed $100 million, any decision to decline the Non-Equity Securities Opportunity shall be made by the Chief Executive Officer of EPD GP after consultation with and subject to the approval of its Audit and Conflicts Committee. If the purchase price is reasonably likely to be less than $100 million, the Chief Executive Officer of EPD GP may make the determination to decline the Non-Equity Securities Opportunity without consulting the Audit and Conflicts Committee of EPD GP. In the event that EPD abandons the Non-Equity Securities Opportunity and so notifies the EPCO Group and EPE GP (on behalf of the EPE Partnership Entities), EPE shall have the second right to the pursue such Non-Equity Securities Opportunity. EPE shall be presumed to desire to pursue the Non-Equity Securities Opportunity until such time as EPE GP advises the EPCO Group that EPE has abandoned the pursuit of such opportunity. In determining whether or not to pursue the Non-Equity Securities Opportunity, EPE will follow the same procedures applicable to EPD, as described above but utilizing EPE GP’s Chief Executive Officer and Audit and Conflicts Committee. In the event that EPE abandons the Non-Equity Securities Opportunity and so notifies the EPCO Group, the EPCO Group may either pursue the Non-Equity Securities Opportunity or offer the Non-Equity Securities Opportunity to EPCO Holdings or the TPP Partnership Entities, in either case, without any further obligation to the Business Opportunity Parties.

(c)      None of the EPCO Group, the EPE Partnership Entities nor the EPD Partnership Entities shall have any obligation to present any Business Opportunity to any of the TPP Partnership Entities.  None of the TPP Partnership Entities shall have any obligation to present any Business Opportunity to the EPCO Group, the EPE Partnership Entities or the EPD Partnership Entities.

(d)      Any Business Opportunity offered to or discovered by any EPCO employee solely responsible for the business and affairs of any of the TPP Partnership Entities shall not be subject to the Business Opportunity agreements contained in this Section 5.4 other than Section 5.4(c).

(e)      Any Business Opportunity offered to or discovered by an EPCO employee solely responsible for the business and affairs of any of the EPE Partnership Entities shall be considered a Business Opportunity of the EPE Partnership Entities for purposes of this Section 5.4.

(f)       Any Business Opportunity offered to or discovered by an EPCO employee solely responsible for the business and affairs of any of the EPD Partnership Entities shall be considered a Business Opportunity of the EPD Partnership Entities for purposes of this Section 5.4

(g)      Any Business Opportunity offered to or discovered by any EPCO employee who performs Shared Services shall be allocated to the EPCO Group, the EPE Partnership Entities, the EPD Partnership Entities and/or the TPP Partnership Entities:

(i)       to the extent that the Business Opportunity is first presented to such employee in such employee’s capacity as a representative of the EPCO Group, the EPE Partnership Entities, the EPD Partnership Entities, or the TPP Partnership Entities, such Business Opportunity shall be allocated to the Partnership Entities then represented by such employee; and

(ii)      to the extent that the Business Opportunity is first presented to such employee in such employee’s individual capacity without regard to his representation of any Partnership Entity, such Business Opportunity shall be allocated to the Partnership Entity for which such employee devotes the most significant amount of such employee’s time.

(h)      EPCO has caused all EPCO employees who may receive Business Opportunities to acknowledge and agree to comply with the Business Opportunity agreements set forth in this Section 5.4.

5.5          Adoption of Policies and Procedures.  The Boards of Directors of EPCO, EPE GP, EPD GP and TPP GP have adopted the Conflicts Policies and Procedures attached hereto as Exhibit B (the “Conflicts Policy”).  EPCO agrees to, and agrees to use all reasonable efforts to cause its employees to, comply with the Conflicts Policy.

ARTICLE 6:  MISCELLANEOUS

6.1          Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Texas.  Each Party hereby submits to the exclusive jurisdiction of the state and federal courts in the State of Texas and to exclusive venue in Houston, Harris County, Texas.

6.2          Notices.  All notices or requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing same in the

United States mail, addressed to the Party to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person or by facsimile to such Party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below such Party’s signature to this Agreement, or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 6.2.

6.3          Entire Agreement; Supersedure.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements among the parties, whether oral or written, relating to the matters contained herein.

6.4          Effect of Waiver of Consent.  No Party’s express or implied waiver of, or consent to, any breach or default by any Party in the performance by such Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder.  Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

6.5          Amendment or Modification.  This Agreement may be amended or modified from time to time only by the agreement of all the Parties affected by any such amendment; provided, however, that EPE, EPD and TPP may not, without the prior approval of its Audit and Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of EPE GP, EPD GP, or TPP GP, as applicable, will materially and adversely affect the holders of units of EPE, EPD or TPP, as applicable.

6.6          Assignment.  No Party shall have the right to assign or delegate its rights or obligations under this Agreement without the consent of the other Parties.

6.7          Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

6.8          Severability.  If any provision of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

6.9          Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

6.10        Withholding or Granting of Consent.  Unless the consent or approval of a Party is expressly required not to be unreasonably withheld (or words to similar effect), each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

6.11        U.S. Currency.  All sums and amounts payable or to be payable pursuant to the provisions of this Agreement shall be payable in coin or currency of the United States of America that, at the time of payment, is legal tender for the payment of public and private debts in the United States of America.

6.12        Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

6.13        Negation of Rights of Third Parties.  The provisions of this Agreement are enforceable solely by the Parties, and no limited partner of EPE, EPD or TPP or other Person shall have the right to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of August 15, 2005, to be effective as of the Effective Date.

EPCO, INC. (formerly known as Enterprise
Products Company, a Texas corporation

By:	/s/ RICHARD H. BACHMANN
Name:	Richard H. Bachmann
Title:	Executive Vice President and
Chief Legal Officer

Address for Notice:
2707 North Loop West
Houston, Texas 77008
Facsimile No.: (713) 880-6570

[signature page]

ENTERPRISE GP HOLDINGS L.P.

EPE HOLDINGS, LLC
Individually and as Sole General Partner of Enterprise GP Holdings L.P.

By:	/s/ W. RANDALL FOWLER
W. Randall Fowler
Senior Vice President and Chief
Financial Officer

Address for Notice:
2727 North Loop West, Suite 101
Houston, Texas 77008
Facsimile No.: (713) 880-6570

ENTERPRISE PRODUCTS PARTNERS L.P.

ENTERPRISE PRODUCTS OPERATING L.P.

ENTERPRISE PRODUCTS GP, LLC, Individually and as Sole General Partner of Enterprise Products Partners L.P., and

ENTERPRISE PRODUCTS OLPGP, INC., Individually and as Sole General Partner of Enterprise Products Operating L.P.

By:	/s/ W. RANDALL FOWLER
W. Randall Fowler
Senior Vice President and Treasurer

Address for Notice:
2727 North Loop West, Suite 700
Houston, Texas 77008
Facsimile No.: (713) 880-6570

[signature page]

TEPPCO PARTNERS, L.P.

TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
Individually and as Sole General Partner of TEPPCO Partners, L.P.

By:	/s/ JAMES C. RUTH
James C. Ruth, Senior Vice President and
General Counsel

Address for Notice:
2929 Allen Parkway, Suite 3200
Houston, Texas 77019
Facsimile No.: (713)759-3957

TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP

TEPPCO MIDSTREAM COMPANIES, L.P.

TCTM, L.P.

TEPPCO GP, Inc.
Individually and as Sole General Partner of TE Products Pipeline Company, Limited Partnership, TEPPCO Midstream Companies, L.P. and TCTM, L.P.

By:	/s/ JAMES C. RUTH
James C. Ruth, Senior Vice President and
General Counsel

Address for Notice:
2929 Allen Parkway, Suite 3200
Houston, Texas 77019
Facsimile No.: (713)759-3957

[signature page]

Exhibit A

DEFINED TERMS

“Administrative Services Fee” shall have the meaning set forth in Section 2.2.

“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  Notwithstanding the foregoing, a Person shall only be considered an “Affiliate” of the general partner of EPE, EPD or TPP, as applicable, if such Person owns, directly or indirectly, 50% or more of the voting securities of such general partner or otherwise possesses the sole power to direct or cause the direction of the management and policies of such general partner.

“Agreement” shall mean this Third Amended and Restated Administrative Services Agreement, as it may be amended, modified, or supplemented from time to time.

“Audit and Conflicts Committee” means a committee of the Board of Directors of EPE GP, EPD GP or TPP GP, as applicable, composed entirely of three or more directors who meet the independence, qualification and experience requirements established by the Securities Exchange Act and the rules and regulations of the Commission thereunder and by The New York Stock Exchange, and with respect to EPD GP and TPP GP, at least two of whom also meet the S&P Criteria.

“Billing Agent” shall mean in the case of (i) the EPE Partnership Entities, EPE Holdings, LLC, (ii) in the case of the EPD Partnership Entities, Enterprise Products GP, LLC, and (iii) in the case of TPP, TEPPCO GP, Inc.

“Business Opportunity” shall mean, collectively or individually, as the context may require, an Equity Business Opportunity and/or a Non-Equity Securities Opportunity.

“Business Opportunity Parties” shall have the meaning set forth in Section 5.4(a).

“Commission” shall mean the United States Securities and Exchange Commission.

“EPCO Group” shall mean EPCO and its Affiliates (other than the Partnership Entities).

“EPCO Holdings” shall have the meaning set forth in Section 5.4(a).

“EPCO Services” shall have the meaning set forth in Section 2.1.

“EPD” shall have the meaning set forth in the Preamble.

“EPD GP” shall have the meaning set forth in the Preamble.

“EPD OLP” shall have the meaning set forth in the Preamble.

“EPD OLPGP” shall have the meaning set forth in the Preamble.

“EPD Partnership Entities” shall mean EPD GP, EPD, EPD OLP and any Affiliate controlled (and only so long as such Affiliates are controlled) by EPD GP, EPD or EPD OLP (as the term “control” is used in the definition of “Affiliate”).

“EPE” shall have the meaning set forth in the Preamble.

“EPE GP” shall have the meaning set forth in the Preamble.

“EPE Partnership Entities” shall mean EPE GP, EPE and any Affiliate controlled (and only so long as such Affiliates are controlled) by EPE GP or EPE (as the term “control” is used in the definition of “Affiliate”) but excluding the EPD Partnership Entities.

“Equity Business Opportunity” shall have the meaning set forth in Section 5.4(a).

“Equity Securities”  shall mean (i) general partner interests (or securities which have characteristics similar to general partner interests) and incentive distribution rights or similar rights in publicly traded partnerships or interests in Persons that own or control such general partner or similar interests (collectively, “GP Interests”) and securities convertible, exercisable, exchangeable or otherwise representing ownership or control of such GP Interests and (ii) incentive distribution rights and limited partner interests (or securities which have characteristics similar to incentive distribution rights or limited partner interests) in publicly traded partnerships or interests in Persons that own or control such limited partner or similar interests (collectively, “non-GP Interests”); provided that such non-GP Interests are associated with GP Interests and are owned by the owners of GP Interests or their respective Affiliates.

“Excluded Liabilities” shall mean the following liabilities and obligations:

(a)           all indebtedness of EPCO and its Affiliates other than the Partnership Entities for borrowed money; and

(b)           any income tax liability of EPCO that may result from the consummation of the transactions contemplated by the First Amendment, the Second Amendment or this Agreement.

“First Amendment” shall have the meaning set forth in the Preamble.

“Independent Director” shall mean an individual who meets the independence, qualification and experience requirements of the New York Stock Exchange

“License Agreement” shall mean that certain Trademark License Agreement, effective August 18, 2004, by and between EPD OLP and EPCO.

“Losses” shall have the meaning set forth in Section 4.1.

“Name” and “Mark” shall mean the name “Enterprise”, as described in Registration Number 1,236,995 registered on May 10, 1983 and issued by the United States Patent and

Trademark Office, and the mark “Enterprise”, as described in Application Registration Number 1,292,612 registered on September 4, 1984 and issued by the United States Patent and Trademark Office.

“Non-Equity Securities Opportunity” shall have the meaning set forth in Section 5.4(b).

“Party” shall mean any one of the Persons that executes this Agreement.

“Partnership Entity” or “Partnership Entities” shall mean the individual or collective reference, as the context may require, to the EPD Partnership Entities, the EPE Partnership Entities and/or the TPP Partnership Entities.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Prudent Industry Practices” shall mean, at a particular time, any of the practices, methods and acts which, in the exercise of reasonable judgment, will result in the proper operation and maintenance of the assets owned by a Party or its Affiliates and shall include, without limitation, the practices, methods and acts engaged in or approved by a significant portion of the industry at such time with respect to the assets of the same or similar types as the assets owned by such Party or its Affiliates.  Prudent Industry Practices are not intended to be limited to optimum practices, methods or acts, to the exclusion of all others, but rather represent a spectrum of possible practices, methods and acts which could have been expected to accomplish the desired result at a commercially reasonable cost in a reliable, safe and timely fashion, in compliance with the applicable limited partnership agreement and limited liability company agreement and in accordance with all applicable laws.  Prudent Industry Practices are intended to entail the same standards as the Parties would, in the prudent management of their own properties, use from time to time.

“Retained Leases” shall mean the operating leases relating to (i) one cogeneration unit, and (ii) approximately 100 rail cars, the liabilities of each of which were retained by EPCO in connection with the formation of EPD and EPD OLP.

“S&P Criteria” shall mean a duly appointed member of the Audit and Conflicts Committee who had not been, at the time of such appointment or at any time in the preceding five years, (a) a direct or indirect legal or beneficial owner of interests in EPD or TPP, as applicable, or any of its Affiliates (excluding de minimis ownership interests having a value of less than $1 million), (b) a creditor, supplier, employee, officer, director, family member, manager or contractor of EPD or TPP, as applicable, or any of its Affiliates, or (c) a person who controls (whether directly, indirectly or otherwise) EPD or TPP, as applicable, or any of its Affiliates or any creditor, supplier, employee, officer, director, manager or contractor of EPD or TPP, as applicable, or any of its Affiliates.

“Second Amendment” shall have the meaning set forth in the Preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended, supplemented or restated from time to time, and any successor to such statute.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Services Standard” shall mean, with respect to the performance of the EPCO Services, the good faith undertaking, on a commercially reasonable basis, to perform the EPCO Services (i) in the case of the EPD Partnership Entities, at least the same quality and manner as EPCO Services were provided by EPCO or its Affiliates to the EPD Partnership Entities during calendar year 2004, (ii) in the case of the TPP Partnership Entities, at least the same quality and manner as services were provided by Duke Energy Field Services LLC or its Affiliates to the TPP Partnership Entities during calendar year 2004 and (iii) in all material respects in compliance with applicable laws and Prudent Industry Practices.

“Shared Services” shall mean the performance of services for more than one of the groups of entities comprising the EPCO Group, the EPE Partnership Entities, the EPD Partnership Entities and the TPP Partnership Entities.

“Sublease Agreements” shall have the meaning set forth in Section 5.2.

“TCTM” shall have the meaning set forth in the Preamble.

“TELP” shall have the meaning set forth in the Preamble.

“TEPPCO Midstream” shall have the meaning set forth in the Preamble.

“TEPPCO Inc.” shall have the meaning set forth in the Preamble.

“TPP” shall have the meaning set forth in the Preamble.

“TPP GP” shall have the meaning set forth in the Preamble.

“TPP Partnership Entities” shall mean TPP GP, TPP and any Affiliate controlled (and only so long as such Affiliates are controlled) by TPP GP or TPP (as the term “control” is used in the definition of “Affiliate”).

Exhibit B

Conflicts Policies and Procedures

Capitalized terms used but not defined in this Exhibit B shall have the meanings assigned to such terms in that certain Third Amended and Restated Administrative Services Agreement, effective February 25, 2005, of which this Exhibit B forms a part.

This Exhibit B outlines the corporate governance structure and the policies and procedures that have been adopted by EPE GP, EPD GP and TPP GP to address potential conflicts among, protect the confidential information of, and govern the sharing of EPCO personnel among, the Partnership Entities.

Corporate Governance

Boards of Directors – Each of EPE GP, EPD GP and TPP GP will have at least three Independent Directors on its board of directors.  None of such Independent Directors will overlap among EPE GP, EPD GP and TPP GP.  Each of EPE GP, EPD GP and TPP GP will endeavor to maintain a majority of Independent Directors on its board of directors.  Other than Dan L. Duncan, who may serve on the board of directors of each of EPE GP and EPD GP, no director shall serve on more than one of the boards of directors of EPE GP, EPD GP and TPP GP.  Notwithstanding the foregoing, Mr. Duncan and any one or more of the other individuals serving as directors of EPE GP or EPD GP and any one or more of the individuals serving as directors of TPP GP may attend the meetings of the board of directors of the Partnership Entity of which Mr. Duncan and/or such individuals are not directors, but only at the invitation of EPE GP, EPD GP or TPP GP, as applicable, and so long as no information concerning Commercial and Development Activities involving Potential Overlapping Assets is provided to Mr. Duncan and/or such individuals while in attendance at such meetings.

Separate Commercial Management and Employees – EPCO employees performing Commercial and Development Activities involving Potential Overlapping Assets for the EPE Partnership Entities and/or the EPD Partnership Entities, on the one hand, and the TPP Partnership Entities, on the other hand, shall not overlap.  EPCO employees performing Commercial and Development Activities which do not involve Potential Overlapping Assets for the EPE Partnership Entities, the EPD Partnership Entities and/or the TPP Partnership Entities may overlap.

Shared Services – EPCO employees may be assigned to perform Shared Services for all or any of the Partnership Entities.  EPCO employees performing Shared Services may be appointed to officer positions (including executive officer positions) at more than one of EPE GP, EPD GP and TPP GP or their respective controlled Affiliates.  However, as stated above, EPCO employees performing Commercial and Development Activities for either the EPE Partnership Entities and/or the EPD Partnership Entities, on the one hand, or the TPP Partnership Entities, on the other hand, may perform Shared Services for any group of Entities except to the extent that such Shared Services constitute Commercial and Development Activities involving Potential Overlapping Assets.  As a result of their performance of Shared Services, Shared Employees may obtain Commercial Information that relates to more than one of the groups of

Partnership Entities.  To the extent that any Shared Employee has Commercial Information that relates to the EPE Partnership Entities, EPD Partnership Entities and the TPP Partnership Entities and involves Potential Overlapping Assets, such Shared Employee shall not engage in any activities to which such Commercial Information relates unless such activities are approved by both the Screening Officer of the EPE Partnership Entities and the EPD Partnership Entities and the Screening Officer of the TPP Partnership Entities.

Duncan Ownership – Mr. Dan L. Duncan and his Affiliates own and control EPE GP, EPD GP and TPP GP.  As a result of the potential conflicts generated by this cross-ownership, Mr. Duncan shall limit his access to information and his ability to control the management of the TPP Partnership Entities as described below.

Information Screening for Shared Employees

To the fullest extent possible, Shared Employees should avoid access to Commercial Information for any Partnership Entities for which they do not perform Commercial and Development Activities.  To the extent that any Shared Employee who engages in Commercial and Development Activities becomes privy to Commercial Information relating to Potential Overlapping Assets of any Partnership Entities for which such employee does not perform Commercial and Development Activities, such Shared Employee must report that fact and the nature of the Confidential Information to the Screening Officers who will maintain a record of the name of the person, the date of the report, and the nature of the Commercial Information obtained by the Shared Employee.

Except as expressly permitted by the Screening Officers and to the extent required to effectively perform the Shared Services, (i) Shared Employees shall not disclose Commercial Information relating to Potential Overlapping Assets of the TPP Partnership Entities to any director, officer or employee associated with the EPE Partnership Entities or the EPD Partnership Entities; and (ii) Shared Employees shall not disclose Commercial Information relating to Potential Overlapping Assets of the EPE Partnership Entities or the EPD Partnership Entities to any director, officer or employee associated with the TPP Partnership Entities.

Shared Employees should seek guidance on the foregoing restrictions from the Screening Officers to the extent that they are uncertain as to an appropriate course of action.

Information Screening for Dan L. Duncan

Mr. Duncan will be screened from any information relating to the Potential Overlapping Assets of the TPP Partnership Entities except (a) information that the TPP Partnership Entities have made available to the public, (b) aggregated financial information and budgets of the TPP Partnership Entities and (c) information related to environmental matters.  The foregoing restrictions may be amended if it is determined that Mr. Duncan requires access to additional information concerning the TPP Partnership Entities and the Screening Officer of the TPP Partnership Entities determines that the information would not be competitively sensitive.

Mr. Duncan will not participate in activities involving Commercial Information related to Potential Overlapping Assets of the TPP Partnership Entities.  All information to be provided to Mr. Duncan will first be given to the Screening Officer for the TPP Partnership Entities who will ensure that all Commercial Information relating to the Potential Overlapping Assets has been removed.

Definitions

For purposes of these policies and procedures, capitalized terms used but not defined above shall have the following meanings:

“Commercial Information” shall mean information about Commercial and Development Activities or other competitively sensitive information of any Partnership Entities.  Commercial Information includes information regarding prices, costs, margins, volumes and contractual terms for any particular customer, any method, tool or computer program used to determine prices for any asset; all plans or strategies used or adopted to negotiate, target or identify a particular customer for any asset; all information regarding plans and prospective budgets to expand or build a new facility; all information regarding a proposal to buy an existing facility; capacity and capacity utilization of any facility.

“Commercial and Development Activities” shall mean operations of the Partnership Entities relating to sales, marketing, or other services provided to customers; operation of or proposed changes to, such Partnership Entities’ assets, and the plans and strategies dealing with the business of such Partnership Entities.

“Independent Director” shall mean an individual directors who meets the independence, qualification and experience requirements established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder and by The New York Stock Exchange.

“Potential Overlapping Assets” shall mean (i) with respect to the TPP Partnership Entities, the TE Products Pipeline (to the extent that such pipeline transports propane), the Val Verde Gathering System, the Chaparral Pipeline, the Quanah Pipeline and Mont Belvieu Storage Partners, L.P. and (ii) with respect to the EPE Partnership Entities and the EPD Partnership Entities, the Lou-Tex NGL Pipeline, the Dixie Pipeline, the San Juan Gathering System, the Seminole Pipeline System and the natural gas liquids storage facilities located at Mont Belvieu, Texas.

“Screening Officer” shall mean any of Roy Monarch, Michael A. Creel or Richard H. Bachmann, in the case of the EPE Partnership Entities and the EPD Partnership Entities, and James C. Ruth, in the case of the TPP Partnership Entities.

“Shared Employees” shall mean EPCO employees providing Shared Services.

“Shared Services” shall mean services provided by EPCO employees to more than one of the groups of entities comprising the EPE Partnership Entities, the EPD Partnership Entities and the TPP Partnership Entities and such services shall include, but not be limited to, human resources, information technology, financial and accounting services, legal services and such other services that do not involve Commercial and Development Activities